Exhibit 4.1



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                       DAIMLERCHRYSLER MASTER OWNER TRUST

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK

                              as Indenture Trustee



                       SERIES 2006-A INDENTURE SUPPLEMENT

                          dated as of November 1, 2006

                                       to

                         AMENDED AND RESTATED INDENTURE

                          dated as of December 16, 2004





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                                                  TABLE OF CONTENTS

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                                                      ARTICLE I
                               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01.            Definitions..............................................................................1
Section 1.02.            Governing Law...........................................................................11
Section 1.03.            Counterparts............................................................................11
Section 1.04.            Ratification of Indenture...............................................................11

                                                     ARTICLE II
                                               THE SERIES 2006-A NOTES

Section 2.01.            Creation and Designation................................................................11
Section 2.02.            Form of Delivery; Depository; Denominations.............................................11
Section 2.03.            Delivery and Payment....................................................................12
Section 2.04.            ERISA Restrictions......................................................................12

                                                     ARTICLE III
                                         ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 3.01.            Allocations of Series 2006-A Available Interest Amount..................................12
Section 3.02.            Amounts to be Treated as Series 2006-A Available Interest Amount; Other Deposits
                         to the Interest Funding Account.........................................................13
Section 3.03.            Allocations of Reductions from Investor Charge-Offs to the Overcollateralization
                         Amount and the Nominal Liquidation Amount of the Series 2006-A Notes....................14
Section 3.04.            Allocations of Reimbursements of Nominal Liquidation Amount Deficit and
                         Overcollateralization Amount Deficit....................................................14
Section 3.05.            Application of Series 2006-A Available Principal Amount.................................15
Section 3.06.            Computation of Reductions to the Nominal Liquidation Amount of the Series 2006-A
                         Notes and the Overcollateralization Amount from Reallocations of Series 2006-A
                         Available Principal Amounts.............................................................15
Section 3.07.            Targeted Deposits of Series 2006-A Available Principal Amounts to the Principal
                         Funding Account.........................................................................16
Section 3.08.            Amounts to be Treated as Series 2006-A Available Principal Amounts; Other
                         Deposits to Principal Funding Account...................................................16
Section 3.09.            Withdrawals from Interest Funding Account...............................................17
Section 3.10.            Withdrawals from Principal Funding Account..............................................17
Section 3.11.            Limit on Repayment of the Series 2006-A Notes...........................................17
Section 3.12.            Calculation of Nominal Liquidation Amount of Series 2006-A Notes and
                         Overcollateralization Amount............................................................18
Section 3.13.            Netting of Deposits and Payments........................................................19
Section 3.14.            Payments to Noteholders.................................................................20
Section 3.15.            Exercise of Put Feature; Sale of Receivables for Accelerated Notes......................20

Section 3.16.            Calculation Agent; Determination of LIBOR...............................................22
Section 3.17.            Excess Available Interest Amounts Sharing...............................................23
Section 3.18.            Excess Available Principal Amounts Sharing..............................................23
Section 3.19.            Computation of Interest.................................................................24
Section 3.20.            Variable Accumulation Period............................................................24
Section 3.21.            Payments to the Issuer..................................................................24
Section 3.22.            Payment Instructions and Monthly Noteholders' Report....................................24

                                                     ARTICLE IV
                                              EARLY REDEMPTION OF NOTES

Section 4.01.            Early Redemption Events.................................................................25

                                                      ARTICLE V
                                              ACCOUNTS AND INVESTMENTS

Section 5.01.            Accounts................................................................................27

                                                      EXHIBITS

EXHIBIT A                FORM OF SERIES 2006-A NOTE
EXHIBIT B                FORM OF SERIES 2006-A SCHEDULE TO PAYMENT INSTRUCTIONS
EXHIBIT C                FORM OF SERIES 2006-A SCHEDULE TO MONTHLY NOTEHOLDERS' STATEMENT
                                           -------------------------------
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                                                         ii

         This SERIES 2006-A INDENTURE SUPPLEMENT (this "Indenture Supplement"), by and between DAIMLERCHRYSLER MASTER OWNER TRUST, a statutory trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at c/o Deutsche Bank Trust Company Delaware, as Owner Trustee, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, and THE BANK OF NEW YORK, a New York banking corporation (the "Indenture Trustee"), is made and entered into as of November 1, 2006.

         Pursuant to this Indenture Supplement, the Issuer shall create a new series of Notes and shall specify the principal terms thereof.

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 1.01 Definitions. For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them in the Indenture and, if not defined in the Indenture, have the meanings assigned to them in the Sale and Servicing Agreement;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (4) all references in this Indenture Supplement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture Supplement as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture Supplement as a whole and not to any particular Article, Section or other subdivision;

         (5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling;

         (6) except as expressly provided herein, each capitalized term defined herein shall relate only to the Series 2006-A Notes and no other Series of Notes issued by the Issuer;

         (7) "including" and words of similar import will be deemed to be followed by "without limitation"; and

         (8) "or" is not exclusive.

         "Accumulation Period" means, with respect to the Series 2006-A Notes, the period from and including the Accumulation Period Commencement Date to but excluding the earlier of (i) the Series 2006-A Termination Date and (ii) the day on which an Early Redemption Period commences.

         "Accumulation Period Commencement Date" means June 1, 2009 or, if the Issuer, acting directly or through the Administrator, makes an election pursuant to Section 3.20, the later date selected by the Issuer pursuant to Section 3.20.

         "Accumulation Period Length" means the number of full Collection Periods between the Accumulation Period Commencement Date and the Series 2006-A Expected Principal Payment Date.

         "Adjusted Outstanding Dollar Principal Amount" means, with respect to the Series 2006-A Notes, the Outstanding Dollar Principal Amount of the Series 2006-A Notes less (i) any funds (other than investment earnings) in the Principal Funding Account and (ii) any amount (other than investment earnings) in the Excess Funding Account that is allocable to Series 2006-A.

         "Aggregate Series Available Interest Amount Shortfall" means the sum of the "Series Available Interest Amount Shortfalls" for all series of Notes (as such term is defined in each of the related Indenture Supplements).

         "Aggregate Series Available Principal Amount Shortfall" means the sum of the "Series Available Principal Amount Shortfalls" for all series of Notes (as such term is defined in the related Indenture Supplements).

         "applicable investment category" means "Aaa" or "P-1" in the case of Moody's and "AAA" or "A-1+" in the case of Standard & Poor's.

         "Calculation Agent" is defined in Section 3.16.

         "Controlled Accumulation Amount" means $200,000,000; provided, however, that if the Accumulation Period Length with respect to the Series 2006-A Notes is determined to be less than five months pursuant to Section 3.20, the Controlled Accumulation Amount for any Payment Date relating to the Accumulation Period will be an amount equal to (i) the Outstanding Dollar Principal Amount of the Series 2006-A Notes as of the Accumulation Period Commencement Date, divided by (ii) the Accumulation Period Length after given effect to any extension of the Revolving Period pursuant to Section 3.20.

         "Controlled Deposit Amount" means, with respect to any Payment Date relating to the Accumulation Period, the excess of (i) the Controlled Accumulation Amount for such Payment Date over (ii) any funds in the Excess Funding Account that are allocable to Series 2006-A and will be deposited into the Principal Funding Account on such Payment Date.

         "DaimlerChrysler" means DaimlerChrysler Corporation, a Delaware corporation, and its successors.

         "DCFS" means DaimlerChrysler Financial Services Americas LLC, a Michigan limited liability company, and its successors and permitted assigns. DCFS is the successor by merger on January 1, 2006 to DaimlerChrysler Services North America LLC ("DCS").

         "Dealer Overconcentration" is defined in the Sale and Servicing Agreement.

         "Defaulted Amount" is defined in the Sale and Servicing Agreement.

         "Determination Date" is defined in the Sale and Servicing Agreement.

         "Early Redemption Event" means, with respect to the Series 2006-A Notes, the occurrence of any of the events specified in Section 1201 of the Indenture and Section 4.01 of this Indenture Supplement.

         "Early Redemption Period" means, with respect to the Series 2006-A Notes, the period from and including the date on which an Early Redemption Event occurs to but excluding the earlier of (i) the Series 2006-A Termination Date and (ii) if such Early Redemption Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences pursuant to Section 4.01.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" is defined in Section 701 of the Indenture.

         "Excess Funding Account" is defined in Section 402(b) of the Indenture.

         "Incremental Overcollateralization Amount" means, at the time of determination, the product obtained by multiplying

         (i) a fraction, the numerator of which is the Series 2006-A Nominal Liquidation Amount (calculated without including the Incremental Overcollateralization Amount), and the denominator of which is the Pool Balance on the last day of the preceding Collection Period, by

         (ii) the excess, if any, of:

               (a) the sum of the Overconcentration Amount and the aggregate amount of Ineligible Receivables on that date over

               (b) the aggregate amount of Ineligible Receivables and Receivables in Accounts containing Dealer Overconcentrations, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the Issuer, unless any Insolvency Event relating to DCWR or the Servicer has occurred.

         "Indenture" means the Amended and Restated Indenture, dated as of December 16, 2004, between the Issuer and The Bank of New York, as Indenture Trustee, as amended, restated and supplemented from time to time.

         "Initial Cut-Off Date" is defined in the Sale and Servicing Agreement.

         "Initial Dollar Principal Amount" means, with respect to the Series 2006-A Notes, $1,000,000,000.

         "Insolvency Event" means, with respect to any specified Person:

         (i) such Person shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or such Person shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or such Person shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or such Person shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

         (ii) any order for relief against such Person shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of such Person under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of such Person or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days.

         "Interest Collections" is defined in the Sale and Servicing Agreement.

         "Interest Funding Account" means the trust account designated as such and established pursuant to Section 5.01(a).

         "Interest Payment Date" means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day. The initial Interest Payment Date is December 15, 2006.

         "Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) to but excluding such current Interest Payment Date.

         "Investor Charge-Off" means, with respect to any Payment Date, the aggregate amount, if any, by which the Series 2006-A Investor Default Amount, if any, for the preceding Monthly Period exceeds the Series 2006-A Available Interest Amount for such Payment Date available after giving effect to clauses
(a), (b) and (c) of Section 3.01.

         "Issuance Date" means December 21, 2006.

         "Legal Maturity Date" means the Payment Date in November 2011.

         "LIBOR" means, with respect to any Interest Period, the London interbank offered rate determined in accordance with Section 3.16.

         "LIBOR Determination Date" means, with respect to any Interest Period, the second London Business Day prior to the commencement of such Interest Period.

         "London Business Day" means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

         "Miscellaneous Payments" is defined in the Sale and Servicing
Agreement.

         "Monthly Payment Rate" is defined in the Sale and Servicing Agreement.

         "Monthly Period" is defined in the Indenture; provided, however, that, with respect to this Indenture Supplement, the first Monthly Period is the period beginning on the close of business on the Series 2006-A Cut-Off Date and ending on and including November 30, 2006. The Monthly Period is the same as the Collection Period.

         "Nominal Liquidation Amount of the Series 2006-A Notes" means, with respect to the Series 2006-A Notes, the amount calculated pursuant to Section 3.12(a).

         "Nominal Liquidation Amount Deficit" means, with respect to the Series 2006-A Notes, the excess of (i) the Adjusted Outstanding Dollar Principal Amount of the Series 2006-A Notes over (ii) the Nominal Liquidation Amount of the Series 2006-A Notes.

         "Note Rating Agency" means, with respect to the Series 2006-A Notes, each of Moody's, Standard & Poor's and Fitch.

         "Overcollateralization Amount" means, with respect to the Series 2006-A Notes, the amount calculated pursuant to Section 3.12(b).

         "Overcollateralization Amount Deficit" means, with respect to the Series 2006-A Notes, the excess of (i) the aggregate of the reallocations and reductions made pursuant to Sections 3.12(b)(ii)(C) and (D) over (ii) the aggregate amount of all reimbursements made pursuant to Section 3.12(b)(ii)(B).

         "Overcollateralization Percentage" means 9.89% (which, for the avoidance of doubt, is the percentage equivalent of a fraction, the numerator of which is 0.09 and the denominator of which is the excess of 1.00 over 0.09); provided that the Overcollateralization Percentage shall be 11.11% (which, for the avoidance of doubt, is the percentage equivalent of a fraction, the numerator of which is 0.1 and the denominator of which is the excess of 1.0 over 0.1) so long as the rating of the long-term unsecured debt of DaimlerChrysler AG is less than "BBB-" by Standard & Poor's.

         "Overconcentration Amount" is defined in the Sale and Servicing Agreement.

         "Owner Trustee" means Deutsche Bank Trust Company Delaware, a Delaware banking corporation, in its capacity as "Owner Trustee" under the Trust Agreement, and any successor thereto in such capacity under the Trust Agreement. Deutsche Bank Trust Company Delaware is the successor Owner Trustee under the Trust Agreement to Chase Bank USA, National Association (formerly Chase Manhattan Bank USA, National Association).

         "Paying Agent" means, initially, the Indenture Trustee.

         "Payment Date" means, with respect to the Series 2006-A Notes, the Principal Payment Date or any Interest Payment Date.

         "PFA Earnings" means, with respect to each Payment Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Payment Date to but excluding such Payment Date.

         "PFA Earnings Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the PFA Earnings Target for such Payment Date over (ii) the PFA Earnings for such Payment Date.

         "PFA Earnings Target" means, with respect to any Payment Date, with respect to any amount on deposit in the Principal Funding Account, the Dollar amount of interest that would have accrued on such amount for the period from and including the preceding Payment Date to but excluding such Payment Date if such amount had borne interest at the related Series 2006-A Note Interest Rate.

         "Plan" means, collectively, employee benefit plans and other plans and arrangements that are subject to ERISA, Section 4975(e)(1) of the Code (including individual retirement accounts) or any Similar Law.

         "Primary Overcollateralization Amount" means, with respect to the Series 2006-A Notes, the amount calculated pursuant to Sections 3.12(b)(ii)(A) through (D), except that the initial Primary Overcollateralization Amount is $98,901,099, which is the product of (i) the Overcollateralization Percentage and (ii) the Nominal Liquidation Amount of the Series 2006-A Notes at the Issuance Date.

         "Principal Collections" is defined in the Sale and Servicing Agreement.

         "Principal Funding Account" means the trust account designated as such and established pursuant to Section 5.01(a).

         "Principal Payment Date" means, with respect to the Series 2006-A Notes, the Series 2006-A Expected Principal Payment Date or, upon the acceleration of the Series 2006-A Notes following an Event of Default or the occurrence of an Early Redemption Event, each Interest Payment Date occurring after such acceleration or Early Redemption Event.

         "Put Feature" means, with respect to the Series 2006-A Notes, the right of the Holders to put the Series 2006-A Notes to the Issuer upon satisfaction of the conditions set forth in Section 3.15(a) and receive the amounts specified in
Section 3.15(a).

         "Receivables Purchase Agreement" means the Second Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2004, between DCFS (as successor by merger to DCS), as seller, and DCWR, as buyer, as amended, restated and supplemented from time to time.

         "Receivables Sales Proceeds" means, with respect to the Series 2006-A Notes, the proceeds of the sale of Receivables with respect to such series of Notes pursuant to Section 3.15. Receivables Sales Proceeds do not constitute Principal Collections.

         "Record Date" means, with respect to any Payment Date, (i) if the Series 2006-A Notes are Global Notes, the day immediately preceding such Payment Date and (ii) if the Series 2006-A Notes are definitive Notes, the last day of the calendar month ending before such Payment Date.

         "Reference Banks" means four major banks engaged in transactions in the London interbank market selected by the Calculation Agent for the purpose of determining LIBOR.

         "Required Primary Overcollateralization Amount" means, with respect to any Payment Date, the product of (i) the Overcollateralization Percentage and
(ii) the Nominal Liquidation Amount of the Series 2006-A Notes calculated after giving effect to allocations, deposits and payments to be made on such Payment Date but without giving effect to the reductions in Sections 3.12(a)(ii)(C) and
(D) and the reimbursements in Section 3.12(a)(ii)(B).

         "Revolving Period" means, with respect to the Series 2006-A Notes, the period from the close of business on the Series 2006-A Cut-Off Date to but excluding the earlier of (i) the Accumulation Period Commencement Date and (ii) the day on which an Early Redemption Period commences. The Revolving Period, however, may recommence upon the termination of an Early Redemption Period pursuant to Section 4.01.

         "Sale and Servicing Agreement" means the Amended and Restated Sale and Servicing Agreement, dated as of November 28, 2006, among DCWR, as Seller, DCFS (as successor by merger to DCS), as Servicer, and the Issuer, as amended, restated and supplemented from time to time.

         "Series 2006-A Account" is defined in Section 5.01(a).

         "Series 2006-A Available Amount" means, with respect to any Payment Date, the sum of the Series 2006-A Available Interest Amount and the Series 2006-A Available Principal Amount for such Payment Date.

         "Series 2006-A Available Interest Amount" means, with respect to any Payment Date, the sum of (a) the Interest Collections with respect to the preceding Collection Period that are allocated to Series 2006-A pursuant to
Section 501 of the Indenture and (b) any amounts to be treated as part of the Series 2006-A Available Interest Amount pursuant to Section 3.02(a).

         "Series 2006-A Available Interest Amount Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to Sections 3.01(a) through (e) for such Payment Date over
(ii) the Series 2006-A Available Interest Amount (excluding amounts to be treated as part of the Series 2006-A Available Interest Amount pursuant to
Section 3.17(a) for such Payment Date); provided, however, that the Issuer, when authorized by an Officer's Certificate, may amend or otherwise modify this definition of Series 2006-A Available Interest Amount Shortfall if the Note Rating Agencies confirm in writing that the amendment or modification will not cause a Ratings Effect.

         "Series 2006-A Available Principal Amount" means, with respect to any Payment Date, the sum of (a) the Principal Collections with respect to the preceding Collection Period that are allocated to Series 2006-A pursuant to
Section 502 of the Indenture, (b) any amounts to be treated as part of the Series 2006-A Available Principal Amount pursuant to Section 3.01(d), 3.01(e) or 3.18(a) and (c) the Series 2006-A Miscellaneous Payments with respect to such Payment Date.

         "Series 2006-A Available Principal Amount Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to Section 3.07 over (ii) the Series 2006-A Available Principal Amount (excluding amounts to be treated as part of the Series 2006-A Available Principal Amount pursuant to Section 3.18(a) for such Payment Date); provided, however, that the Issuer, when authorized by an Officer's Certificate, may amend or otherwise modify this definition of Series 2006-A Available Principal Amount Shortfall if the Note Rating Agencies confirm in writing that the amendment or modification will not cause a Ratings Effect.

         "Series 2006-A Cut-Off Date" means October 31, 2006.

         "Series 2006-A EFA Earnings" means, with respect to each Payment Date, the amount of investment earnings on funds in the Excess Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Payment Date to but excluding such Payment Date that is allocable to the Series 2006-A Notes pursuant to Section 4.06(c) of the Sale and Servicing Agreement.

         "Series 2006-A Expected Principal Payment Date" means the Payment Date in November 2009.

         "Series 2006-A Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Series 2006-A Nominal Liquidation Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the Pool Balance as of such last day; provided, however, that, with respect to the November 2006 Collection Period, the Series 2006-A Floating Allocation Percentage shall be the percentage equivalent of a fraction, the numerator of which is the Series 2006-A Nominal Liquidation Amount on the Issuance Date and the denominator of which is the Pool Balance on the Series 2006-A Cut-Off Date.

         "Series 2006-A Investor Default Amount" means, with respect to any Payment Date, the product of the Defaulted Amount with respect to the immediately preceding Collection Period and the Series 2006-A Floating Allocation Percentage for such Collection Period.

         "Series 2006-A Miscellaneous Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Series 2006-A Nominal Liquidation Amount as of the last day of the immediately preceding Collection Period and the denominator of which sum of the series nominal liquidation amounts for all outstanding series of Notes (including Series 2006-A) as of such last day.

         "Series 2006-A Miscellaneous Payments" means, with respect to any Payment Date, the product of the Miscellaneous Payments with respect to the immediately preceding Collection Period and the Series 2006-A Miscellaneous Allocation Percentage for such Collection Period.

         "Series 2006-A Monthly Interest" is defined in Section 3.01(b).

         "Series 2006-A Nominal Liquidation Amount" means, at the time of determination, the amount equal to the sum of (i) the Nominal Liquidation Amount of the Series 2006-A Notes at such time and (ii) the Overcollateralization Amount at such time. The initial Series 2006-A Nominal Liquidation Amount is $1,098,901,099.

         "Series 2006-A Note Interest Rate" means, with respect to an Interest Period, a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus 0.03%.

         "Series 2006-A Noteholder" means a Person in whose name a Series 2006-A
Note is registered in the Note Register.

         "Series 2006-A Note" means any of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A hereto.

         "Series 2006-A Principal Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Series 2006-A Nominal Liquidation Amount as of the last day of the immediately preceding Collection Period (or, if the Accumulation Period or Early Redemption Period has commenced, as of the last day of the Collection Period immediately preceding the commencement of the Accumulation Period or Early Redemption Period) and the denominator of which is the greater of (i) the Pool Balance as of the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the percentages for allocating Principal Collections to all outstanding series of notes (including the Series 2006-A Notes) for such Collection Period; provided, however, that, with respect to the November 2006 Collection Period, the Series 2006-A Principal Allocation Percentage shall be the percentage equivalent of a fraction, the numerator of which is the Series 2006-A Nominal Liquidation Amount on the Issuance Date and the denominator of which is the Pool Balance on the Series 2006-A Cut-Off Date; provided, further, that, with respect to that portion of any Collection Period that comes after the date on which any early redemption event (in respect of which the early redemption period is not terminated and the revolving period recommenced) in respect of a series of Notes occurs, the Series 2006-A Principal Allocation Percentage shall reset for such portion of the Collection Period using the greater of (i) the Pool Balance as of the close of business on the date on which the early redemption event occurs and (ii) the sum of the numerators used to calculate the percentages for allocating Principal Collections to all outstanding series of notes (including the Series 2006-A Notes) for such portion of the Collection Period.

         "Series 2006-A Servicing Fee" means, with respect to any Payment Date, the portion of the Servicing Fee for such Payment Date allocable to the Series 2006-A Notes in an amount equal to the product of (i) the Monthly Servicing Fee Rate and (ii) the Series 2006-A Nominal Liquidation Amount as of the last day of the immediately preceding Collection Period.

         "Series 2006-A Termination Date" means the earliest to occur of (i) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Series 2006-A Notes is reduced to zero, (ii) the Legal Maturity Date and (iii) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

         "Shared Excess Available Interest Amount" means, with respect to any Payment Date with respect to any series of Notes, either (i) the Series 2006-A Available Interest Amount for such Payment Date available after application in accordance with Sections 3.01(a) through (e) or (ii) the amounts allocated to the Notes of other series that the applicable Indenture Supplements for such series specify are to be treated as "Shared Excess Available Interest Amount."

         "Shared Excess Available Principal Amount" means, with respect to any Payment Date and any series of Notes, either (i) the Series 2006-A Available Principal Amount for such Payment Date applied as Shared Excess Available Principal Amount in accordance with Section 3.05 or (ii) the amounts allocated to the Notes of other series that the Indenture Supplements for such series specify are to be treated as "Shared Excess Available Principal Amount."

         "Similar Law" means any federal, state, local or foreign law that is substantially similar to Section 406 of ERISA, Section 4975 of the Code or the provisions under which the assets of an entity may be deemed to include plan assets.

         "Stated Principal Amount" means, with respect to the Series 2006-A Notes, $1,000,000,000.

         "Telerate Page 3750" means the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service, or any other service that may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for Dollar deposits) as reported by Bloomberg Financial Markets Commodities News.

         SECTION 1.02. Governing Law. THIS INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 1.03. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

         SECTION 1.04. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

                                   ARTICLE II

                             THE SERIES 2006-A NOTES

         SECTION 2.01. Creation and Designation.

         (a) There is hereby created a series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "DaimlerChrysler Master Owner Trust Floating Rate Auto Dealer Loan Asset Backed Notes, Series 2006-A" or the "Series 2006-A Notes." The Series 2006-A Notes will be issued in one class.

         (b) The Series 2006-A Notes shall not be subordinated to any other series of Notes.

         SECTION 2.02. Form of Delivery; Depository; Denominations.

         (a) The Series 2006-A Notes, upon original issuance, shall be delivered in the form of Global Notes and Registered Notes as provided in Sections 202 and 301(g) of the Indenture, respectively.

         (b) The Depository for the Series 2006-A Notes shall be The Depository Trust Company, and the Series 2006-A Notes shall initially be registered in the name of Cede & Co., its nominee.

         (c) The Series 2006-A Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

         SECTION 2.03. Delivery and Payment. The Issuer shall execute and deliver the Series 2006-A Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 2006-A Notes when authenticated, each in accordance with Section 303 of the Indenture. All proceeds from the issuance and sale of the Series 2006-A Notes shall be distributed by the Issuer in respect of the Seller's Certificates pursuant to the Trust Agreement.

         SECTION 2.04. ERISA Restrictions. The Series 2006-A Notes may not be purchased with the assets of a Plan if DCFS, DCWR, an underwriter for the Series 2006-A Notes, the Indenture Trustee, the Owner Trustee or any of their Affiliates (i) has investment or administrative discretion with respect to those plan assets, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets for a fee and pursuant to an understanding or agreement that such advice will serve as a primary basis for investment decisions with respect to those plan assets and will be based on the particular investment needs for such Plan or (iii) is an employer maintaining or contributing to such Plan, unless an individual or class prohibited transaction exemption applies. By accepting an interest in a Series 2006-A Note, each owner or holder of such interest shall be deemed to represent that its acquisition and ownership of the Series 2006-A Notes do not violate the foregoing restrictions.

                                  ARTICLE III

                       ALLOCATIONS, DEPOSITS AND PAYMENTS

         SECTION 3.01. Allocations of Series 2006-A Available Interest Amount. On each Payment Date, the Indenture Trustee will apply the Series 2006-A Available Interest Amount as follows:

         (a) first, if neither DCFS nor any of its Affiliates is the Servicer, to pay the Series 2006-A Servicing Fee, plus any previously due and unpaid Series 2006-A Servicing Fee (to the extent it has not been waived by the Servicer for such Payment Date) to the Servicer;

         (b) second, to deposit to the Interest Funding Account an amount equal to (i) the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Series 2006-A Note Interest Rate applicable to the related Interest Period, times (C) the Outstanding Dollar Principal Amount of the Series 2006-A Notes determined as of the Record Date preceding the related Payment Date (the "Series 2006-A Monthly Interest"), plus (ii) an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this Section 3.01(b) as of prior Interest Periods over the aggregate amount of interest paid to the Series 2006-A Noteholders pursuant to this Section 3.01(b) in respect of such prior Interest Periods, together with interest at the Series 2006-A Note Interest Rate on such delinquent amount, to the extent permitted by applicable law;

         (c) third, if DCFS or any of its Affiliates is the Servicer, to pay the Series 2006-A Servicing Fee plus any previously due and unpaid Series 2006-A Servicing Fee (to the extent it has not been waived by the Servicer for such Payment Date) to the Servicer;

         (d) fourth, to be treated as part of the Series 2006-A Available Principal Amount for application in accordance with Section 3.05 in an amount equal to the Series 2006-A Investor Default Amount, if any, for the preceding Monthly Period;

         (e) fifth, to be treated as part of the Series 2006-A Available Principal Amount for application in accordance with Section 3.05 in an amount equal to the sum of (x) the Nominal Liquidation Amount Deficit, if any, and (y) the Overcollateralization Amount Deficit, if any;

         (f) sixth, to pay to the Servicer any previously due and unpaid Series 2006-A Servicing Fee that had been waived by the Servicer in its sole discretion, with the remaining Series 2006-A Available Interest Amount to be treated as Shared Excess Available Interest Amount for application in accordance with Section 3.17; and

         (g) seventh, to the Issuer for distribution in respect of the Seller's Certificates pursuant to the Trust Agreement.

         SECTION 3.02. Amounts to be Treated as Series 2006-A Available Interest Amount; Other Deposits to the Interest Funding Account. The following deposits and payments will be made on the following dates:

         (a) Amounts to be Treated as Series 2006-A Available Interest Amount. In addition to the Interest Collections allocated to Series 2006-A pursuant to
Section 501 of the Indenture, the following amounts shall be treated as part of the Series 2006-A Available Interest Amount for application in accordance with this Article III:

         (i) PFA Earnings Shortfall. The PFA Earnings Shortfall, to the extent funded pursuant to Section 4.04(d) of the Sale and Servicing Agreement, will be treated as part of the Series 2006-A Available Interest Amount for the related Payment Date.

         (ii) Account Earnings. Any PFA Earnings and any Series 2006-A EFA Earnings for any Payment Date will be treated as part of the Series 2006-A Available Interest Amount for such Payment Date.

         (iii) Shared Excess Available Interest Amounts. Any Shared Excess Available Interest Amounts allocable to Series 2006-A will be treated as part of the Series 2006-A Available Interest Amount pursuant to Section 3.17(a).

         (b) Receivables Sales Proceeds. Receivables Sales Proceeds received by the Issuer pursuant to Section 3.15(c)(ii) for the Series 2006-A Notes will be deposited into the Interest Funding Account on the date of receipt by the Issuer.

         SECTION 3.03. Allocations of Reductions from Investor Charge-Offs to the Overcollateralization Amount and the Nominal Liquidation Amount of the Series 2006-A Notes. On each Payment Date when there is an Investor Charge-Off with respect to the related Monthly Period, such Investor Charge-Off will be allocated on that date to the Overcollateralization Amount and the Nominal Liquidation Amount of the Series 2006-A Notes as set forth in this Section 3.03.

         (a) First, the amount of such Investor Charge-Off will be allocated to the Overcollateralization Amount in an amount equal to lesser of (i) such Investor Charge-Off and (ii) the Overcollateralization Amount (computed prior to giving effect to such Investor Charge-Off and any reallocation of Series 2006-A Available Principal Amount on such date). In such case, the Overcollateralization Amount will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Overcollateralization Amount pursuant to this clause (a); provided, however, that no such allocation will reduce the Overcollateralization Amount below zero.

         (b) Second, the amount of such Investor Charge-Off remaining after giving effect to clause (a) above will be allocated to the Series 2006-A Notes in an amount equal to the lesser of (i) the excess, if any, of the Investor Charge-Off for such Monthly Period over the amount of the reduction of the Overcollateralization Amount pursuant to clause (a) above and (ii) the Nominal Liquidation Amount of the Series 2006-A Notes (computed prior to giving effect to such Investor Charge-Off and any reallocations of Series 2006-A Available Principal Amount on such date). In such case, the Nominal Liquidation Amount of the Series 2006-A Notes will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Series 2006-A Notes pursuant to this clause (b); provided, however, that no such allocation will reduce the Nominal Liquidation Amount of the Series 2006-A Notes below zero.

         SECTION 3.04. Allocations of Reimbursements of Nominal Liquidation Amount Deficit and Overcollateralization Amount Deficit. If, as of any Payment Date, there is any Series 2006-A Available Interest Amount available pursuant to
Section 3.01(e) to reimburse any Nominal Liquidation Amount Deficit or Overcollateralization Amount Deficit as of such Payment Date, such funds will be allocated as follows:

         (a) first, to the Nominal Liquidation Amount of the Series 2006-A Notes, but in no event will the Nominal Liquidation Amount of the Series 2006-A Notes be increased above the Adjusted Outstanding Dollar Principal Amount of the Series 2006-A Notes; and

         (b) second, to the Overcollateralization Amount, but in no event will the Overcollateralization Amount be increased above the Overcollateralization Amount calculated as if there had been no reduction of the Overcollateralization Amount pursuant to Section 3.03 or 3.06.

         SECTION 3.05. Application of Series 2006-A Available Principal Amount. On each Payment Date, the Indenture Trustee will apply the Series 2006-A Available Principal Amount as follows:

         (a) first, if, after giving effect to deposits to be made with respect to such Payment Date pursuant to Section 3.01(b), the Series 2006-A Notes have not received the full amount targeted to be deposited pursuant to Section 3.01(b) with respect to that Payment Date, then the Series 2006-A Available Principal Amount will be allocated to the Interest Funding Account in an amount equal to the lesser of the following amounts:

         (i) the amount of the deficiency in such targeted amount to be deposited into the Interest Funding Account; and

         (ii) the Series 2006-A Nominal Liquidation Amount (determined after giving effect to the application of the Investor Charge-Off pursuant to
     Section 3.03);

         (b) second, if Series 2006-A is in its Accumulation Period or an Early Redemption Period, (i) any remaining Series 2006-A Available Principal Amount (after giving effect to clause (a)) will be applied to make the targeted deposit to the Principal Funding Account pursuant to Section 3.07 and (ii) any remaining Series 2006-A Available Principal Amount (after giving effect to clause (i)) will be treated as Shared Excess Available Principal Amount for application in accordance with Section 3.18;

         (c) third, if Series 2006-A is not in its Accumulation Period or an Early Redemption Period, any remaining Series 2006-A Available Principal Amount (after giving effect to clauses (a) and (b) above) will be treated as Shared Excess Available Principal Amount for application in accordance with Section 3.18; and

         (d) fourth, if the Outstanding Dollar Principal Amount of the Series 2006-A Notes has been reduced to zero on or before such Payment Date, the remaining Series 2006-A Available Principal Amount (after giving effect to clauses (a), (b) and (c)) shall be released to the Issuer for distribution in respect of the Seller's Certificates pursuant to the Trust Agreement.

         SECTION 3.06. Computation of Reductions to the Nominal Liquidation Amount of the Series 2006-A Notes and the Overcollateralization Amount from Reallocations of Series 2006-A Available Principal Amounts.

         (a) Each reallocation of a portion of the Series 2006-A Available Principal Amount that is deposited to the Interest Funding Account pursuant to
Section 3.05(a) will reduce the Overcollateralization Amount; provided, however, that such reduction shall not exceed the Overcollateralization Amount (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

         (b) Each reallocation of a portion of the Series 2006-A Available Principal Amount that is deposited to the Interest Funding Account pursuant to
Section 3.05(a) in excess of the amounts applied pursuant to clause (a) above that reduce the Overcollateralization Amount to zero will reduce the Nominal Liquidation Amount of the Series 2006-A Notes; provided, however, that the amount of such reduction shall not exceed the Nominal Liquidation Amount of the Series 2006-A Notes (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

         SECTION 3.07. Targeted Deposits of Series 2006-A Available Principal Amounts to the Principal Funding Account. The Series 2006-A Available Principal Amount that is targeted to be deposited into the Principal Funding Account with respect to any Payment Date will be (i) the amount determined pursuant to clause
(a) or (b) below for such Payment Date, as applicable, or if more than one such clause is applicable, the higher amount determined pursuant to either of such clauses, plus (ii) any targeted deposit pursuant to clause (i) for any prior Payment Date to the extent not previously deposited, but in no case more than the Nominal Liquidation Amount of the Series 2006-A Notes (computed immediately before giving effect to such deposit but after giving effect to any reductions thereof due to any Investor Charge-Offs and any reallocations of the Series 2006-A Available Principal Amount on such date).

         (a) Controlled Accumulation Period. Subject to Section 3.07(b), with respect to each Payment Date relating to the Accumulation Period (including, without limitation, the Series 2006-A Expected Principal Payment Date), the targeted deposit to be made into the Principal Funding Account shall be the Controlled Deposit Amount for such Payment Date.

         (b) Event of Default, Early Redemption Event, Other Optional or Mandatory Redemption. If the Series 2006-A Notes have been accelerated during a Monthly Period after the occurrence of an Event of Default, or if an Early Redemption Event with respect to the Series 2006-A Notes occurs during a Monthly Period, or with respect to the Monthly Period immediately preceding any other date fixed for any other optional or mandatory redemption of the Series 2006-A Notes, the targeted deposit for the Series 2006-A Notes with respect to the Payment Date following such Monthly Period and each following Payment Date shall equal the Nominal Liquidation Amount of the Series 2006-A Notes as of the close of business on the last day of the preceding Monthly Period (taking into effect any reallocations on the following Payment Date).

         SECTION 3.08. Amounts to be Treated as Series 2006-A Available Principal Amounts; Other Deposits to Principal Funding Account. The following deposits and payments will be made on the following dates:

         (a) Amounts to be Treated as Series 2006-A Available Principal Amount. In addition to the Principal Collections allocated to the Series 2006-A pursuant to Section 502 of the Indenture and any Series 2006-A Miscellaneous Payments, any portion of the Series 2006-A Available Interest Amount that is allocated pursuant to Section 3.01(d) or 3.01(e) shall be treated as part of the Series 2006-A Available Principal Amount for application in accordance with Section 3.05.

         (b) Receivables Sale Proceeds. Receivables Sales Proceeds applied pursuant to Section 3.15(c)(i) for the Series 2006-A Notes will be deposited into the Principal Funding Account on the date of receipt by the Indenture Trustee.

         (c) Withdrawals from Excess Funding Account. Any withdrawal from the Excess Funding Account pursuant to Section 4.06(d) of the Sale and Servicing Agreement that is allocable to Series 2006-A will be deposited into the Principal Funding Account on such date of withdrawal by the Indenture Trustee.

         SECTION 3.09. Withdrawals from Interest Funding Account. Withdrawals made pursuant to this Section 3.09 with respect to the Series 2006-A Notes will be made from the Interest Funding Account only after all allocations and reallocations have been made pursuant to Sections 3.02 and 3.05. Such withdrawals will be limited to the amount then on deposit in the Interest Funding Account.

         (a) Withdrawals for Series 2006-A Notes. On each Interest Payment Date, any amount on deposit in the Interest Funding Account for the Series 2006-A Notes shall be paid to the Paying Agent.

         (b) Payment to the Issuer. After payment in full of the Series 2006-A Notes, any amount remaining on deposit in the Interest Funding Account will be paid to the Issuer.

         If the aggregate amount available for withdrawal from the Interest Funding Account is less than all withdrawals required to be made from the Interest Funding Account, then the aggregate amount on deposit will be withdrawn and, if payable to more than one Person, applied pro rata based on the respective amounts of the withdrawals required to be made.

         SECTION 3.10. Withdrawals from Principal Funding Account. Withdrawals made pursuant to this Section 3.10 with respect to the Series 2006-A Notes will be made from the Principal Funding Account only after all allocations and reallocations have been made pursuant to Sections 3.05, 3.07 and 3.08. In no event will the amount of the withdrawal be more than the amount then on deposit in the Principal Funding Account.

         (a) Withdrawals for the Series 2006-A Notes. On each Principal Payment Date, any amount on deposit in the Principal Funding Account shall be paid to the Paying Agent.

         (b) Payment to the Issuer. Upon payment in full of the Series 2006-A Notes, any remaining amount on deposit in the Principal Funding Account will be paid to the Issuer.

         If the aggregate amount available for withdrawal from the Principal Funding Account is less than all withdrawals required to be made from that Principal Funding Account, then the amounts on deposit will be withdrawn and, if payable to more than one Person, applied pro rata based on the amounts of the respective withdrawals required to be made.

         SECTION 3.11. Limit on Repayment of the Series 2006-A Notes. No amounts on deposit in the Principal Funding Account will be applied to pay principal of the Series 2006-A Notes in excess of the Outstanding Dollar Principal Amount of the Series 2006-A Notes.

         SECTION 3.12. Calculation of Nominal Liquidation Amount of Series 2006-A Notes and Overcollateralization Amount.

         (a) On or prior to each Payment Date the Issuer shall calculate the Nominal Liquidation Amount of the Series 2006-A Notes, which shall be the following amount:

         (i) as of the Issuance Date, the Initial Dollar Principal Amount of the Series 2006-A Notes; and

         (ii) thereafter, an amount equal to, without duplication:

              (A) the Nominal Liquidation Amount of the Series 2006-A Notes immediately after the prior date of determination; plus

              (B) the share of all reimbursements of the Nominal Liquidation Amount Deficit pursuant to Section 3.01(e) that is allocated to the Nominal Liquidation Amount of the Series 2006-A Notes pursuant to
         Section 3.04(a) since the prior date of determination; minus

              (C) the share of all reallocations of the Series 2006-A Available Principal Amount pursuant to Section 3.05(a) that is allocated to the Nominal Liquidation Amount of the Series 2006-A Notes pursuant to
         Section 3.06(b) since the prior date of determination; minus

              (D) the amount of the reduction of the Nominal Liquidation Amount of the Series 2006-A Notes resulting from an allocation of an Investor Charge-Off pursuant to Section 3.03(b) since the prior date of determination; minus

              (E) the amount (other than investment earnings) deposited in the Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) since the prior date of determination; minus

              (F) the amount (other than investment earnings) deposited into the Excess Funding Account since the prior date of determination in connection with a reduction in Principal Receivables that is allocable to Series 2006-A; plus

              (G) the amount (other than investment earnings) withdrawn from the Excess Funding Account since the prior date of determination in connection with the purchase of additional Principal Receivables that is allocable to Series 2006-A;

provided, however, that (1) the Nominal Liquidation Amount of the Series 2006-A Notes may never be less than zero, (2) the Nominal Liquidation Amount of the Series 2006-A Notes may never be greater than the Adjusted Outstanding Dollar Principal Amount of the Series 2006-A Notes and (3) if the Series 2006-A Notes have caused a sale of Receivables pursuant to Section 3.15, then the Nominal Liquidation Amount of the Series 2006-A Notes will be zero.

         (b) On or prior to each Payment Date the Issuer shall calculate the Overcollateralization Amount, which shall be the following amount:

         (i) as of the Issuance Date, $98,901,099; and

         (ii) thereafter, an amount equal to, without duplication:

              (A) the product of (i) the Series 2006-A Overcollateralization Percentage times (ii) the Nominal Liquidation Amount of the Series 2006-A Notes calculated after giving effect to allocations, deposits and payments to be made on such Payment Date; provided, however, that if an Early Redemption Period has commenced and the Revolving Period has not recommenced, the amount referred to in clause (ii) shall be the Nominal Liquidation Amount of the Series 2006-A Notes at the commencement of that Early Redemption Period; plus

              (B) the aggregate amount of all reimbursements of the Overcollateralization Amount Deficit pursuant to Section 3.01(e) that have been allocated to the Overcollateralization Amount pursuant to Section 3.04(b) since the Issuance Date; minus

              (C) the aggregate amount of all reallocations of the Series 2006-A Available Principal Amount pursuant to Section 3.05(a) that have been allocated to the Overcollateralization Amount pursuant to Section 3.06(a) since the Issuance Date; minus

              (D) the aggregate amount of all reductions of the Overcollateralization Amount resulting from an allocation of Investor Charge-Offs to the Overcollateralization Amount pursuant to Section 3.03(a) since the Issuance Date; plus

              (E) the Incremental Overcollateralization Amount;

provided, however, that the Overcollateralization Amount shall never be less than zero and, after the Outstanding Dollar Principal Amount of the Series 2006-A Notes has been reduced to zero, the Overcollateralization Amount shall be zero.

         SECTION 3.13. Netting of Deposits and Payments. The Issuer, in its sole discretion, may make all deposits to the Interest Funding Account and the Principal Funding Account pursuant to Sections 3.01 and 3.07 with respect to any Payment Date net of, and after giving effect to, (a) all reallocations to be made pursuant to Section 3.07 and (b) all payments to the Issuer pursuant to
Section 3.05.

         SECTION 3.14. Payments to Noteholders.

         (a) All payments of principal, interest or other amounts to Holders of the Series 2006-A Notes will be made pro rata based on the Stated Principal Amount of their Series 2006-A Notes.

         (b) Any installment of interest or principal, if any, payable on any Series 2006-A Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Series 2006-A Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that (i) with respect to Series 2006-A Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) with regard to any payments of interest or principal made pursuant to Section 3.09(b) or 3.10(b), respectively, payment shall be made by wire transfer in immediately available funds to the account designated by the Issuer.

         (c) The right of the Series 2006-A Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Series 2006-A Termination Date.

         SECTION 3.15. Exercise of Put Feature; Sale of Receivables for Accelerated Notes.

         (a) If (i) an Early Redemption Event specified in Section 4.01(3) of this Indenture Supplement occurs or (ii) the Series 2006-A Notes have been accelerated pursuant to Section 702 of the Indenture following an Event of Default, each Holder of a Series 2006-A Note may notify the Indenture Trustee that it desires to exercise the Put Feature in respect of its Series 2006-A Notes. The Put Feature shall be deemed to be exercised only if at least one of the following conditions is met:

         (i) the Holders of Series 2006-A Notes evidencing at least 90% of the Outstanding Dollar Principal Amount of the Series 2006-A Notes have notified the Indenture Trustee that they desire to exercise the Put Feature in respect of their Series 2006-A Notes; or

         (ii) the Majority Holders of the Series 2006-A Notes have notified the Indenture Trustee that they desire to exercise the Put Feature in respect of their Series 2006-A Notes and the net proceeds of the sale of Receivables pursuant to such exercise (as described below) plus amounts on deposit in the Principal Funding Account would be sufficient to pay all amounts due on the Series 2006-A Notes; or

         (iii) (A) the Indenture Trustee determines that the funds to be allocated to the Series 2006-A Notes, including (1) Series 2006-A Available Interest Amounts and Series 2006-A Available Principal Amounts and (2) amounts on deposit in the Principal

     Funding Account, may not be sufficient on an ongoing basis to make payments on the Series 2006-A Notes as such payments would have become due if such obligations had not been declared due and payable and (B) Holders of Series 2006-A Notes evidencing at least 66 2/3% of the Outstanding Dollar Principal Amount of the Series 2006-A Notes have notified the Indenture Trustee that they desire to exercise the Put Feature in respect of their Series 2006-A Notes.

If the Put Feature is deemed to be exercised as provided in the preceding sentence, it shall be deemed to be exercised by all Holders of the Series 2006-A Notes, whether or not they actually give notice of their desire to exercise the Put Feature. Upon such deemed exercise of the Put Feature, the Indenture Trustee shall cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables (or interests therein) in an amount up to the Series 2006-A Nominal Liquidation Amount plus any past due interest on the Series 2006-A Notes. The proceeds of such sale shall be applied in accordance with
Section 706 of the Indenture. The Holders of the Series 2006-A Notes shall maintain their rights in their Series 2006-A Notes until such sale proceeds have been applied in accordance with Section 706 of the Indenture and shall present their Series 2006-A Notes to the Issuer in accordance with Section 706 of the Indenture as part of their exercise of the Put Feature.

         (b) If the Nominal Liquidation Amount of the Series 2006-A Notes is greater than zero on the Legal Maturity Date (after giving effect to deposits and distributions otherwise to be made on the Legal Maturity Date), the Issuer will cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables on the Legal Maturity Date in an amount up to the Series 2006-A Nominal Liquidation Amount plus any past due interest on the Series 2006-A Notes; it being understood for the avoidance of doubt that in no event shall the amount of Principal Receivables so sold by the Issuer exceed the Series 2006-A Nominal Liquidation Amount.

         (c) Sales proceeds received with respect to the Series 2006-A Notes pursuant to clause (b) above will be allocated in the following priority:

         (i) first, to be deposited in the Principal Funding Account, an amount up to the Adjusted Outstanding Dollar Principal Amount of the Series 2006-A Notes immediately before giving effect to such deposit; and

         (ii) second, to be deposited in the Interest Funding Account, the balance of such sales proceeds.

         (d) Any amount remaining on deposit in the Interest Funding Account after a sale of Receivables pursuant to this Section 3.15 and the final payment of the Series 2006-A Notes pursuant to Section 503 of the Indenture, will be treated as part of the Series 2006-A Available Interest Amount.

         SECTION 3.16. Calculation Agent; Determination of LIBOR.

         (a) The Issuer hereby agrees that for so long as any Series 2006-A Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the "Calculation Agent"). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed and having accepted such appointment.

         (b) On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR for the following Interest Period to equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such date. If that rate appears on Telerate Page 3750, LIBOR will be that rate. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the Reference Banks, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on the date. If at least two Reference Banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two Reference Banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period.

         (c) The Series 2006-A Note Interest Rate, applicable to the then current and the immediately preceding Interest Periods, may be obtained by telephoning the Indenture Trustee at its Corporate Trust Office at (212) 328-7623 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Series 2006-A Noteholder from time to time.

         (d) On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee, the Servicer and the Seller, by facsimile transmission, notification of LIBOR for the following Interest Period.

         SECTION 3.17. Excess Available Interest Amounts Sharing.

         (a) The Shared Excess Available Interest Amount allocable to Series 2006-A on any Payment Date shall be treated as part of the Series 2006-A Available Interest Amount for such Payment Date.

         (b) The Shared Excess Available Interest Amount allocable to Series 2006-A with respect to any Payment Date shall mean an amount equal to the Series 2006-A Available Interest Amount Shortfall, if any, for such Payment Date; provided, however, that if the aggregate amount of Shared Excess Available Interest Amounts for all series of Notes for such Payment Date is less than the Aggregate Series Available Interest Amount Shortfall for such Payment Date, then the Shared Excess Available Interest Amount allocable to Series 2006-A on such Payment Date shall equal the product of (i) Shared Excess Available Interest Amounts for all series of Notes and (ii) a fraction, the numerator of which is the Series 2006-A Available Interest Amount Shortfall for such Payment Date and the denominator of which is the aggregate amount of Aggregate Series Available Interest Amount Shortfall for all series of Notes for such Payment Date.

         (c) Any Shared Excess Available Interest Amount that is not required to be applied to make a payment or deposit in respect of a series of Notes shall be released to the Issuer for distribution in respect of the Seller's Certificates pursuant to the Trust Agreement.

         SECTION 3.18. Excess Available Principal Amounts Sharing.

         (a) The Shared Excess Available Principal Amount allocable to Series 2006-A on any Payment Date shall be treated as part of the Series 2006-A Available Principal Amount for such Payment Date.

         (b) The Shared Excess Available Principal Amount allocable to Series 2006-A with respect to any Payment Date shall mean an amount equal to the Series 2006-A Available Principal Amount Shortfall, if any, for such Payment Date; provided, however, that if the aggregate amount of Shared Excess Available Principal Amounts for all series of Notes for such Payment Date is less than the Aggregate Series Available Principal Amount Shortfall for such Payment Date, then the Shared Excess Available Principal Amount allocable to Series 2006-A on such Payment Date shall equal the product of (i) Shared Excess Available Principal Amounts for all series of Notes and (ii) a fraction, the numerator of which is the Series 2006-A Available Principal Amount Shortfall for such Payment Date and the denominator of which is the aggregate amount of Aggregate Series Available Principal Amount Shortfall for all series of Notes for such Payment Date.

         (c) Any Shared Excess Available Principal Amount not required to be applied to make a payment or deposit in respect of a series of Notes shall be applied as Excess Available Principal Amounts pursuant to Section 4.06 of the Sale and Servicing Agreement.

         SECTION 3.19. Computation of Interest.

         (a) Interest on the Series 2006-A Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period.

         (b) Unless otherwise specified in this Indenture Supplement, interest for any period will be calculated from and including the first day of such period to and including the last day of such period.

         SECTION 3.20. Variable Accumulation Period.

         The Issuer, acting directly or through the Administrator, may elect, by written notice to the Indenture Trustee and the Beneficiary, to delay, from time to time, the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to the conditions set forth in this Section 3.20; provided, however, that the Accumulation Period shall commence no later than the first day of the Monthly Period ending immediately prior to the Series 2006-A Expected Final Payment Date. Any such election by the Issuer shall be made not later than the first day of the last scheduled Monthly Period of the Revolving Period (including any prior extension of the Revolving Period pursuant to this Section 3.20). The Issuer may make such election only if the following conditions are satisfied:

         (i) the Issuer shall have delivered to the Indenture Trustee a certificate to the effect that the Issuer reasonably believes that the delay in the commencement of the Accumulation Period would not result in the Outstanding Dollar Principal Amount of the Series 2006-A Notes not being paid in full on the Series 2006-A Expected Principal Payment Date;

         (ii) the Note Rating Agencies shall have advised the Issuer that such election to delay the commencement of the Accumulation Period would not cause the rating of any class of any series of Notes then outstanding to be lowered or withdrawn; and

         (iii) the amount to be deposited in the Principal Funding Account in respect of Controlled Accumulation Amount shall have been adjusted.

Notwithstanding anything herein or in the Indenture to the contrary, the Administrator may, on behalf of the Issuer, (i) perform all such calculations as are necessary to determine whether the Accumulation Period may be delayed pursuant to this Section 3.20 and (ii) elect to delay the Accumulation Period pursuant to this Section 3.20.

         SECTION 3.21. Payments to the Issuer. As an administrative convenience for the Issuer, the Indenture Trustee shall pay to the Seller all amounts payable or to be released hereunder to the Issuer. The Issuer shall give the Indenture Trustee written instructions as to who the Seller is and where to make such payments.

         SECTION 3.22. Payment Instructions and Monthly Noteholders' Report. Notwithstanding anything in the Indenture or herein to the contrary, the Issuer may amend the form of Payment Instruction for the Series 2006-A Notes and the Series 2006-A Schedule to Monthly Noteholders' Statement from time to time without the consent of the Indenture Trustee or any Noteholder if it receives written confirmation from each Note Rating Agency that such amendment will not cause a Ratings Effect.

                                   ARTICLE IV

                            EARLY REDEMPTION OF NOTES

         SECTION 4.01. Early Redemption Events. In addition to the events identified as Early Redemption Events in Section 1201 of the Indenture, each of the following events will also be an Early Redemption Event with respect to the Series 2006-A Notes:

         (1) failure on the part of the Seller, the Servicer or DCFS (if DCFS is no longer the Servicer), as applicable, (i) to make any payment or deposit (including any Transfer Deposit Amount or Adjustment Payment) required by the terms of the Sale and Servicing Agreement or the Receivables Purchase Agreement on or before the date occurring two Business Days after the date such payment or deposit is required to be made therein, or (ii) to deliver a Monthly Noteholders' Statement or Payment Instruction within five Business Days of the day such item is due to be delivered under the Indenture, or (iii) duly to observe or perform in any material respect the covenant of the Seller set forth in Section 2.06(a) of the Sale and Servicing Agreement or (iv) duly to observe or perform in any material respect any other covenants or agreements of the Seller or the Servicer, as the case may be, set forth in the Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure in the case of this subclause
     (iv) continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Indenture Trustee;

         (2) any representation or warranty made by DCFS in the Receivables Purchase Agreement or the Seller in the Sale and Servicing Agreement or any information contained in a computer file or microfiche or written list required to be delivered by the Seller pursuant to Section 2.01, 2.05, 2.07 or 2.08 of the Sale and Servicing Agreement, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Indenture Trustee and (ii) as a result of such incorrectness the interests of the Series 2006-A Noteholders are materially and adversely affected; provided, however, that an Early Redemption Event with respect to the Series 2006-A Notes shall not be deemed to have occurred under this clause (2) if the Seller has repurchased the related Receivable or all such Receivables, if applicable, during such period in accordance with the provisions of the Sale and Servicing Agreement;

         (3) the occurrence of an Insolvency Event with respect to the Seller, DCFS or DaimlerChrysler;

         (4) a failure by the Seller to convey Receivables in Additional Accounts to the Issuer within five Business Days after the day on which it is required to convey such Receivables pursuant to the Sale and Servicing Agreement;

         (5) on any Payment Date, the Primary Overcollateralization Amount for such Payment Date is reduced to an amount less than the Required Primary Overcollateralization Amount on that Payment Date after giving effect to the distributions to be made on such Payment Date; provided that, for the purpose of determining whether an Early Redemption Event has occurred pursuant to this clause (5), any reduction of the Primary Overcollateralization Amount resulting from reallocations of the Series 2006-A Available Principal Amount to pay interest on the Series 2006-A Notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Redemption Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date;

         (6) any Service Default occurs;

         (7) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 20% of the Pool Balance on that last day;

         (8) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

         (9) the Outstanding Dollar Principal Amount of the Series 2006-A Notes is not repaid by the Series 2006-A Expected Principal Payment Date;

         (10) the Seller or the Issuer becomes an investment company within the meaning of the Investment Company Act of 1940; and

         (11) the occurrence of an Event of Default with respect to the Series 2006-A Notes.

         Notwithstanding the foregoing in this Section 4.01, in the case of any event described in clause (1), (2) or (6) above, an Early Redemption Event with respect to Series 2006-A will be deemed to have occurred only if, after the applicable grace period described in such clause, if any, either the Indenture Trustee or Series 2006-A Noteholders holding Series 2006-A Notes evidencing more than 50% of the Outstanding Dollar Principal Amount of the Series 2006-A Notes by written notice to the Seller, the Servicer and the Indenture Trustee, if given by Series 2006-A Noteholders, declare that an Early Redemption Event with respect to the Series 2006-A Notes has occurred as of the date of that notice. In the case of any Early Redemption Event described in clause (3), (4), (5),
(7), (8), (9), (10) or (11) above, an Early Redemption Event with respect to the Series 2006-A Notes shall be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2006-A Noteholders immediately upon the occurrence of such event.

         Notwithstanding the foregoing in this Section 4.01, if (x) an Early Redemption Period results from the failure by DCWR to convey Receivables in Additional Accounts to the Issuer, as described in clause (4) above during the Revolving Period, (y) no other Early Redemption Event that has not been cured or waived in accordance with the Indenture has occurred and (z) each Note Rating Agency has confirmed that recommencing the Revolving Period will not cause a Ratings Effect, then the Early Redemption Period resulting from such failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables in Additional Accounts to the Issuer; provided that the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred.

         Notwithstanding the foregoing in this Section 4.01, if an Early Redemption Event (other than an Early Redemption Event specified in clause (3) or (10) above) has occurred and the scheduled termination of the Revolving Period has not occurred, the Indenture Trustee shall request from Standard & Poor's a confirmation that such Early Redemption Event will not cause a Ratings Effect. If the Indenture Trustee receives such confirmation and the Majority Holders of Series 2006-A Notes consent to the recommencement of the Revolving Period, the related Early Redemption Period shall terminate and the Revolving Period shall recommence so long as (i) no other Early Redemption Event with respect to the Series 2006-A Notes that has not been cured or waived in accordance with the Indenture has occurred and (ii) the scheduled termination date of the Revolving Period has not occurred.

                                   ARTICLE V

                            ACCOUNTS AND INVESTMENTS

         SECTION 5.01. Accounts.

         (a) Accounts; Deposits to and Distributions from Accounts. On or before the Issuance Date, the Indenture Trustee will cause to be established and maintained two Qualified Accounts denominated as follows: the "Interest Funding Account" and the "Principal Funding Account" (collectively, the "Series 2006-A Accounts") in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2006-A Noteholders. The Series 2006-A Accounts constitute Supplemental Accounts and shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2006-A Noteholders. If, at any time, the institution holding any Series 2006-A Account ceases to be a Qualified Institution, the Issuer will within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Note Rating Agency may consent) establish a new applicable Series 2006-A Account, that is a Qualified Account and shall transfer any cash and/or investments to such new Series 2006-A Account. From the date such new Series 2006-A Account is established, it will be a Series 2006-A Account, bearing the name of the Series 2006-A Account it has replaced.

         (b) All payments to be made from time to time by the Indenture Trustee to Series 2006-A Noteholders out of funds in the Series 2006-A Accounts pursuant to this Indenture Supplement will be made by the Indenture Trustee to the Paying Agent not later than 12:00 noon on the applicable Interest Payment Date or Principal Payment Date but only to the extent of funds in the applicable Series 2006-A Account or as otherwise provided in Article III.



                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.


                        DAIMLERCHRYSLER MASTER OWNER TRUST,

                        By:  DaimlerChrysler Wholesale Receivables LLC,
                             as Beneficiary and not in its individual capacity


                        By:  /s/ D. Smidt
                            -------------------------------------------------
                        Name:  D. Smidt
                        Title:  Assistant Controller


                        THE BANK OF NEW YORK,
                         as Indenture Trustee and not in its individual capacity


                        By:  /s/ Antonio Vayas
                            -------------------------------------------------
                        Name:    Antonio Vayas
                        Title:   Assistant Vice President

                                                                       EXHIBIT A
                          [FORM OF] SERIES 2006-A NOTE

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER OR DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

         THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC FOR APPLICABLE FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

         BY ACCEPTING AN INTEREST IN THIS NOTE, EACH OWNER OR HOLDER OF SUCH INTEREST SHALL ACKNOWLEDGE AND AGREE THAT THIS NOTE MAY NOT BE PURCHASED WITH THE ASSETS OF EITHER AN EMPLOYEE BENEFIT PLAN, AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO TITLE I OF ERISA OR A PLAN, AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, IF DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC, DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, AN UNDERWRITER FOR THE NOTES, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR AFFILIATES (i) HAS INVESTMENT OR ADMINISTRATIVE DISCRETION WITH RESPECT TO THOSE PLAN ASSETS, (ii) HAS AUTHORITY OR RESPONSIBILITY TO GIVE, OR REGULARLY GIVES, INVESTMENT ADVICE WITH RESPECT TO THOSE PLAN ASSETS FOR A FEE AND PURSUANT TO AN UNDERSTANDING OR AGREEMENT THAT SUCH ADVICE WILL SERVE AS A PRIMARY BASIS FOR INVESTMENT DECISIONS WITH RESPECT TO THOSE PLAN ASSETS AND WILL BE BASED ON THE PARTICULAR INVESTMENT NEEDS FOR SUCH PLAN OR (iii) IS AN EMPLOYER MAINTAINING OR CONTRIBUTING TO SUCH PLAN, UNLESS AN INDIVIDUAL OR CLASS PROHIBITED

TRANSACTION EXEMPTION APPLIES. EACH HOLDER OF THIS NOTE WILL BE DEEMED TO REPRESENT THAT ITS ACQUISITION AND OWNERSHIP OF THE NOTE DO NOT VIOLATE THE FOREGOING RESTRICTION.

REGISTERED                                                            $_________
No. __                                                       CUSIP NO. 23384BAH6


                       DAIMLERCHRYSLER MASTER OWNER TRUST

        FLOATING RATE AUTO DEALER LOAN ASSET BACKED NOTES, SERIES 2006-A

         DaimlerChrysler Master Owner Trust, a statutory trust created under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of ______________________________ DOLLARS ONLY payable on the November 2009 Payment Date (the "Expected Principal Payment Date"), except as otherwise provided below or in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the November 2011 Payment Date (the "Legal Maturity Date"). On each Interest Payment Date, the Issuer will pay interest on the outstanding principal of this Note at the per annum rate equal to the applicable LIBOR (determined as provided in the Indenture Supplement referred to within) plus 0.03%. Interest will accrue on this Note from each Interest Payment Date (or, in the case of the first Interest Payment Date, from the date of issuance of this
Note) to but excluding the following Interest Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.



                        DAIMLERCHRYSLER MASTER OWNER TRUST,
                        as Issuer

                        By:  DAIMLERCHRYSLER WHOLESALE
                             RECEIVABLES LLC, not in its individual capacity
                             but solely as Beneficiary under the Trust Agreement

                        By:  CHRYSLER FINANCIAL RECEIVABLES CORPORATION,
                             a member



                        By:___________________________________________
                        Name:
                        Title:



                        Date:  _____________________


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                     THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee



                                     By:_________________________________
                                     Name:
                                     Title:



                                     Date: _____________________

                                [REVERSE OF NOTE]

         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Auto Dealer Loan Asset Backed Notes, Series 2006-A (the "Notes" or "Series 2006-A Notes"), all issued under an Amended and Restated Indenture, dated as of December 16, 2004 (as amended, restated and supplemented from time to time, the "Indenture"), as supplemented by the Series 2006-A Indenture Supplement, dated as of November 1, 2006 (as amended, restated and supplemented from time to time, the "Indenture Supplement"), each between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture and the Indenture Supplement. All terms used in this Note that are defined in the Indenture or the Indenture Supplement, each as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Indenture Supplement.

         The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of the Notes will be payable on the Expected Principal Payment Date in an amount described on the face hereof. Upon the occurrence of certain events specified in the Indenture or the Indenture Supplement, payments of principal of the Notes may be made prior to or after the Expected Principal Payment Date.

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes may be due and payable following an Event of Default in the manner provided in Section 702 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the holders of not less than a majority of the Outstanding Dollar Principal Amount of the Notes. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

         On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of the Series 2006-A Notes is reduced to less than 10% of the Initial Dollar Principal Amount of the Series 2006-A Notes, the Servicer has the right, but not the obligation, to cause the Issuer to redeem the Series 2006-A Notes in whole but not in part, pursuant to Section 1202 of the Indenture equal the Outstanding Dollar Principal Amount of the Series 2006-A Notes, plus interest accrued and unpaid to but excluding the date of redemption.

         Subject to the terms and conditions of the Indenture, the Beneficiary may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more series or classes of notes.

         On each Payment Date, the Paying Agent shall distribute to each Series 2006-A Noteholder of record on the related Record Date (except for the final distribution with respect to this Note) such Series 2006-A Noteholder's pro rata share of the amounts held by the Paying

Agent that are allocated and available on such Payment Date to pay interest and principal on the Series 2006-A Notes. Final payments of this Note will be made only upon presentation and surrender of this Note at the office or offices therein specified.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the clearing agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the City of New York.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner,
beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that it will not at any time institute against DaimlerChrysler Wholesale Receivables LLC or the Issuer, or join in any institution against DaimlerChrysler Wholesale Receivables LLC or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any Derivative Agreement.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than a majority of the Outstanding Dollar Principal Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         THIS NOTE AND THE INDENTURE AND THE INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

         No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee

___________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________________________        ______________________________________*
                                                Signature Guaranteed:





________________________
* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B

                             [FORM OF] SERIES 2006-A
                         SCHEDULE TO PAYMENT INSTRUCTION





DAIMLERCHRYSLER MASTER OWNER TRUST:
Reconciliation of Cash Flows
Collection Period: __________ through __________
Accrual Period: __________ through __________
Payment Date: __________

                                                                   DCMOT
                                                                   2006-A
                                                             -------------------
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections
Recoveries on Defaulted Receivables
Investment Income on Collection Account
PFA Earnings
PFA Earnings Shortfall
Series EFA Earnings
Principal Collections
Miscellaneous Payments
Balance in Principal Funding Accounts
Balance in Excess Funding Account
Other Adjustments
                                                             -------------------
                          Total Available
                                                             ===================

AMOUNTS DISBURSED
Interest Due to Noteholders
Principal Due to Noteholders
Principal to Principal Funding Accounts
Principal to Excess Funding Account
Servicing Fees
Excess Avail Interest Amount to Seller
Excess Avail Principal Amount to Seller
Excess Funding Account Balance to Seller
Other Adjustments
                                                             -------------------
                          Total Disbursements
                                                             ===================
                                 Proof
                                                             ===================

NET FUNDS TRANSFER TO/(FROM) BNY:
                                                             ===================

                                                                       EXHIBIT C

                             [FORM OF] SERIES 2006-A
                   SCHEDULE TO MONTHLY NOTEHOLDERS' STATEMENT




DaimlerChrysler Master Owner Trust - SERIES 2006-A
Collection Period: _________ through _________
Payment Date: _________

                                                                              Expected Final      Accumulation       Early Redem
Amounts owed on Notes on Current Payment Date                                  Payment Date          Period            Period
---------------------------------------------                                  ------------          ------            ------
Outstanding Dollar Principal Amount of Notes
Total principal to be paid on Notes
         per $1,000 of Notes
                                                                              Days in Accrual      LIBOR 3750          Spread
                                                                              ---------------      ----------          ------

Total interest to be paid on Notes
         per $1,000 of Notes



Series Nominal Liquidation Amount and Series Required Participation Amount at End of Current Payment Date
---------------------------------------------------------------------------------------------------------
NLA of Notes as of prior payment date
Reimbursements of NLA Deficit since prior payment date
Reallocated Principal Collections since prior payment date
Investor Charge-Offs since prior payment date
PFA deposit since prior payment date
EFA deposit since prior payment date
EFA withdrawal since prior payment                           _____________
         NLA of Notes

Overcollateralization Percentage of NLA of Notes
Cumulative reimbursements of OC Amount Deficit since issuance
Cumulative reallocated Principal Collections since issuance
Cumulative Investor Charge-Offs since issuance               _____________
         Primary OC Amount
Is Primary OC Amt < Required Primary OC Amt?

Ineligible Receivables allocated to Series
Overconcentration Amount allocated to Series                 _____________
         Incremental OC Amount

Series Nominal Liquidation Amount
Seller's Required Participation Amount                       _____________
Series Required Participation Amount


Interest Collections                                           Total Pool     Series Alloc %     Series Allocation
--------------------                                           ----------     --------------     -----------------
Collections of Interest                                                     x                =
Recoveries on Defaulted Receivables                                         x                =
Investment Income from Collection Account                    ____________   x                = ___________________
         Total Interest Collections

Series Share of Interest Collections


PFA Earnings (if any)
PFA Earnings Shortfall (if any)
Series EFA Earnings (if any)
Shared Excess Avail Interest Amts from other series (if needed) ______________
         Series Available Interest Amount

Application of Series Available Interest Amount per Section 3.01 of Indenture Supplement
----------------------------------------------------------------------------------------
Total interest to be paid on Notes (for deposit in IFA)
Series Servicing Fee
To cover Series Investor Default Amount
To cover prior NLA Deficit (if any)
To cover prior OC Amount Deficit (if any)
Previously waived Series Servicing Fee (if any)
Amt to be shared with other series (if needed)                  _____________
         Excess Series Available Interest Amount

Deposit in IFA from Series Available Interest Amount
Receivables Sale Proceeds (if any) for deposit in IFA
Deposit in IFA from reallocated Principal Collections           _____________
         Total amount to be deposited in IFA


Principal Collections and Investor Default Amount              Total Pool     Series Alloc %     Series Allocation
-------------------------------------------------              ----------     --------------     -----------------
Collections of Principal                                                    x                =
Miscellaneous Payments (if any)                                             x                =
Losses from Defaulted Dealers                                               x                =



Series Share of Principal Collections
Series Share of Miscellaneous Payments
Reallocated interest to cover Series Investor Default Amt
Reallocated interest to cover prior NLA Deficit
Reallocated interest to cover prior OC Amount Deficit
Shared Excess Avail Principal Amts from other series (if
needed)                                                         _____________
         Series Available Principal Amount

Application of Series Available Principal Amount per Section 3.05 of Indenture Supplement
-----------------------------------------------------------------------------------------
To cover shortfalls in interest owed on Notes (for deposit in IFA)
Deposit in PFA if in Accumulation or Early Redemption Period
Amt to be shared with other series (if needed)
Amt to be deposited in EFA                                      _____________
         Excess Series Available Principal Amount

Deposit in PFA from Series Available Principal Amount
Receivables Sale Proceeds (if any) for deposit in PFA
EFA withdrawal for deposit in PFA                               _____________
         Total amount to be deposited in PFA






                                      C-2